Exhibit 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

412-837-5300

IR@smithmicro.com

Smith Micro Reports First Quarter 2026 Financial Results

PITTSBURGH, PA, April 29, 2026 – Smith Micro Software, Inc. (Nasdaq: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its first quarter ended March 31, 2026.

“During the first quarter, we continued to build on the organizational and operational changes implemented over the past year, and those efforts are beginning to show tangible results,” said Tim Huffmyer, President and Chief Executive Officer of Smith Micro. “Q1 reflected meaningful improvement across the business, as we increased focus, enhanced execution, and drove better operating discipline which resulted in increased revenue, increased gross margin, and decreased operating expenses as compared to the fourth quarter of 2025.”

“With strong customer engagement, expanding opportunities with both existing and prospective customers, and increased operating focus, we believe we are at an important inflection point,” Huffmyer continued. “As we move forward, our priority remains driving revenue growth, increasing operational leverage, and delivering sustainable profitability, supported by a growing pipeline and continued momentum throughout the remainder of 2026. With the new business under contract and expected to close in the near term, we anticipate topline growth in the second quarter.”

First Quarter 2026 Financial Results

Smith Micro reported revenue of $4.2 million for the quarter ended March 31, 2026, compared to $4.6 million reported in the quarter ended March 31, 2025.

Gross profit for the quarter ended March 31, 2026 was $3.3 million, compared to $3.4 million for the quarter ended March 31, 2025.

Gross profit as a percentage of revenue was 78.4% for the quarter ended March 31, 2026, compared to 72.8% for the quarter ended March 31, 2025.

GAAP net loss for the quarter ended March 31, 2026 was $3.9 million, or $0.15 loss per share, compared to GAAP net loss of $5.2 million, or $0.28 loss per share, for the quarter ended March 31, 2025.

Non-GAAP net loss for the quarter ended March 31, 2026 was $1.5 million, or $0.06 loss per share, compared to non-GAAP net loss of $2.9 million, or $0.16 loss per share, for the quarter ended March 31, 2025. Non-GAAP net loss excludes the items noted below under "Non-GAAP Measures."

Total cash and cash equivalents as of March 31, 2026 were $1.7 million.

Smith Micro Software First Quarter 2026 Financial Results	Page 2

Non-GAAP Measures

To supplement our financial information presented in accordance with GAAP, the Company considers, and has included in this press release, the following non-GAAP financial measures and a non-GAAP reconciliation from the equivalent GAAP metric: non-GAAP net loss, non-GAAP gross profit, and non-GAAP basic and diluted loss per share in the presentation of financial results in this press release. Management believes these non-GAAP presentations may be more meaningful in analyzing the Company's income generation and has therefore excluded the following items from GAAP earnings calculations: stock compensation, intangibles amortization, depreciation, fair value adjustments, and other items, which includes amortization of debt discount and financing issuance costs, executive transition costs, and costs associated with corporate actions. Additionally, since the Company currently has federal and state net operating loss carryforwards that can be utilized to reduce future cash payments for income taxes, these non-GAAP adjustments have not been tax effected, and the resulting income tax expense reflects actual taxes paid or accrued during each period. This presentation may be considered more indicative of the Company's ongoing operational performance. The tables below labeled "Reconciliation of GAAP to Non-GAAP Results" present the differences between non-GAAP net loss and net loss on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-GAAP financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call

Smith Micro will hold an investor conference call today, April 29, 2026, at 4:30 p.m. ET, to discuss the Company’s first quarter 2026 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. An internet webcast is available at https://event.choruscall.com/mediaframe/webcast.html?webcastid=hhEqlYkv. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

Smith Micro Software First Quarter 2026 Financial Results	Page 3

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to our financial prospects, goals and other projections of our outlook or performance our cost reduction plans and other future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales currently depend on a few large customer relationships; our ability to establish and maintain strategic relationships with our customers and mobile device manufacturers, their ability to attract customers, and their willingness to promote our products; our ability and/or customers’ ability to distribute our mobile software applications to their end users through third party mobile software application stores, which we do not control; our dependency upon effective operation with operating systems, devices, networks and standards that we do not control and on our continued relationships with mobile operating system providers, device manufacturers and mobile software application stores; our ability to hire and retain key personnel; the possibility of security and privacy breaches in our systems and in the third-party software and/or systems that we use, damaging client relations and inhibiting our ability to grow; interruptions or delays in the services we provide from our data center and cloud hosting facilities; the existence of undetected software defects in our products and our failure to resolve detected defects in a timely manner; our ability to remain a going concern; our ability to raise additional capital and the risk of such capital not being available to us at commercially reasonable terms or at all; our ability to be profitable; current and potential future negative impacts from cost reduction efforts we have taken and may in the future undertake; unanticipated delays or obstacles in our development and release cycles; the degree to which competing business needs or resource constraints may affect our allocation of resources to planned projects; changes in our operating income due to shifts in our sales mix and variability in our operating expenses; adverse impact to our results of operations if we fail to realize the full value of our intangible assets; our current client concentration within the vertical wireless carrier market, and the potential impact to our business resulting from changes within this vertical market, or failure to penetrate new markets; rapid technological evolution and resulting changes in demand for our products from our key customers and their end users; intense competition in our industry and the core vertical markets in which we operate, and our ability to successfully compete; the risks inherent with international operations; the impact of evolving information security and data privacy laws on our business and industry; the impact of governmental regulations on our business and industry; our ability to protect our intellectual property and our ability to operate our business without infringing on the rights of others; and the risk of being delisted from Nasdaq if we continue to fail to meet any of its applicable listing requirements. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software First Quarter 2026 Financial Results	Page 4

Smith Micro Software, Inc.

Consolidated Balance Sheets

(in thousands except share and par value data)

	March 31,	December 31,
	2026	2025
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$1,742	$1,494
Accounts receivable	2,902	1,817
Prepaid expenses and other current assets	1,321	1,218
Total current assets	5,965	4,529
Equipment and improvements, net	274	331
Right-of-use assets	1,741	1,119
Other assets	499	500
Intangible assets, net	17,315	18,492
Total assets	$25,794	$24,971
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,567	$1,937
Accrued payroll and benefits	1,418	1,488
Current operating lease liabilities	722	914
Other current liabilities	649	773
Notes payable, net of discount	—	1,007
Total current liabilities	4,356	6,119
Non-current liabilities:
Warrant liabilities	41	45
Convertible notes payable	1,901	—
Operating lease liabilities	1,154	417
Total non-current liabilities	3,096	462
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 25,609,766 and 25,798,092 shares issued and outstanding at 2026 and 2025, respectively	26	26
Additional paid-in capital	406,956	403,107
Accumulated comprehensive deficit	(388,640)	(384,743)
Total stockholders’ equity	18,342	18,390
Total liabilities and stockholders' equity	$25,794	$24,971

Smith Micro Software First Quarter 2026 Financial Results	Page 5

Smith Micro Software, Inc.

Consolidated Statements of Operations

(in thousands except share data)

	For the Three Months Ended
	March 31,
	2026	2025
	(unaudited)	(unaudited)
Revenues	$4,221	$4,621
Cost of revenues (including depreciation of $0 and $1 in the three months ended March 31, 2026 and 2025, respectively)	911	1,258
Gross profit	3,310	3,363
Operating expenses:
Selling and marketing	1,476	1,643
Research and development	1,848	2,857
General and administrative	2,113	2,724
Depreciation and amortization	1,246	1,349
Total operating expenses	6,683	8,573
Operating loss	(3,373)	(5,210)
Other income (expense):
Change in fair value of warrant liabilities	3	123
Interest expense, net	(526)	(25)
Other expense, net	(1)	(65)
Loss before provision for income tax	(3,897)	(5,177)
Provision for income tax expense	—	1
Net loss	$(3,897)	$(5,178)

Net loss per share – basic and diluted
Basic and diluted	$(0.15)	$(0.28)

Weighted average shares outstanding:
Basic and diluted	25,695	18,216

Smith Micro Software First Quarter 2026 Financial Results	Page 6

Smith Micro Software, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended
	March 31,
	2026	2025
	(unaudited)	(unaudited)
Operating activities:
Net loss	$(3,897)	$(5,178)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,246	1,350
Non-cash lease expense	(78)	52
Change in fair value of warrant liabilities	(3)	(123)
Amortization of debt discount and financing issuance costs	431	—
Provision for credit losses	—	103
Stock based compensation	586	1,088
Changes in operating accounts:
Accounts receivable	(1,085)	2,381
Prepaid expenses and other assets	(103)	33
Accounts payable, accrued, and other liabilities	(849)	(308)
Net cash used in operating activities	(3,752)	(602)
Investing activities:
Capital expenditures, net	(11)	(4)
Net cash used in investing activities	(11)	(4)
Financing activities:
Proceeds from convertible notes, notes payable and warrants offerings	4,000	—
Proceeds from financing arrangements	263	384
Repayments of financing arrangements	(252)	(300)
Other financing activities	—	2
Net cash provided by financing activities	4,011	86
Net increase (decrease) in cash and cash equivalents	248	(520)
Cash and cash equivalents, beginning of period	1,494	2,808
Cash and cash equivalents, end of period	$1,742	$2,288

Supplemental disclosure of non-cash financing activities:
Issuance of convertible notes in settlement and prepayment of notes payable	$1,889	$—

Smith Micro Software First Quarter 2026 Financial Results	Page 7

Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share data) - unaudited

Three Months Ended March 31, 2026	GAAP	Stock Compensation	Intangibles Amortization	Depreciation	Fair Value Adjustments	Other¹	Non-GAAP
Gross profit	$3,310	$—	$—	$—	$—	$—	$3,310
Selling and marketing	1,476	(232)	—	—	—	(82)	1,162
Research and development	1,848	(80)	—	—	—	—	1,768
General and administrative	2,113	(274)	—	—	—	(45)	1,794
Depreciation and amortization	1,246	—	(1,177)	(69)	—	—	—
Total operating expenses	$6,683	$(586)	$(1,177)	$(69)	$—	$(127)	$4,724

(Loss) income before provision for income taxes	$(3,897)	$586	$1,177	$69	$(3)	$558	$(1,510)
Net loss	$(3,897)	$586	$1,177	$69	$(3)	$558	$(1,510)
(Loss) earnings per share: basic and diluted	$(0.15)	$0.02	$0.05	$—	$—	$0.02	$(0.06)

Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

1Other includes amortization of debt discount and financing issuance costs of approximately $431 and personnel and reorganization costs of approximately $126.

Three Months Ended March 31, 2025	GAAP	Stock Compensation	Intangibles Amortization	Depreciation	Fair Value Adjustments	Other	Non-GAAP
Gross profit	$3,363	$—	$—	$1	$—	$—	$3,364
Selling and marketing	1,643	(235)	—	—	—	—	1,408
Research and development	2,857	(215)	—	—	—	—	2,642
General and administrative	2,724	(638)	—	—	—	—	2,086
Depreciation and amortization	1,349	—	(1,276)	(73)	—	—	—
Total operating expenses	$8,573	$(1,088)	$(1,276)	$(73)	$—	$—	$6,136

(Loss) income before provision for income taxes	$(5,177)	$1,088	$1,276	$74	$(123)	$—	$(2,862)
Net loss	$(5,178)	$1,088	$1,276	$74	$(123)	$—	$(2,863)
(Loss) earnings per share: basic and diluted	$(0.28)	$0.06	$0.07	$—	$(0.01)	$—	$(0.16)

Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.